UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2007

                                Greatbatch, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)

         Delaware                     1-16137                   16-1531026
         --------                     -------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification  No.)


                   9645 Wehrle Drive, Clarence, New York 14031
                   -------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (716)-759-6901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01   Completion of Acquisition or Disposition of Assets.
            ---------------------------------------------------

      On November 16, 2007, Greatbatch, Inc. ("Greatbatch") completed its previously announced acquisition of substantially all of the assets of Quan Emerteq, LLC., a Minnesota limited liability company ("Seller"), pursuant to an Asset Purchase Agreement (the "Agreement"), dated as of October 29, 2007, by and among Seller, Greatbatch Ltd. ("Parent"), an indirect wholly-owned subsidiary of Greatbatch, and Cardinal Acquisition Corporation, a Delaware corporation ("Purchaser"), a wholly-owned subsidiary of Parent. Seller designs, develops and manufactures single use medical device products for the vascular, cardiac rhythm management and neurostimulation markets.

      Pursuant to the terms of the Agreement, on November 16, 2007, Purchaser acquired all of the Purchased Assets, as defined in the Agreement, and assumed all Assumed Liabilities, as defined in the Agreement, in exchange for $55 million in cash, increased or decreased by the Working Capital Adjustment, as defined in the Agreement. In connection with the transaction, Parent and Purchaser also acquired a 50% membership interest in Chambers Medical, LLC ("Chambers"), a Minnesota limited liability company, in exchange for 60,000 shares of Greatbatch common stock. Chambers owns intellectual property used in Sellers business. Also in connection with the transaction, Parent and Purchaser acquired the real property leased and used by Seller from Farrell Properties, LLC, a Minnesota corporation, in exchange for $3.3 million in cash.

      Greatbatch has determined that Seller did not meet any of the conditions of a "significant subsidiary" as set forth in Rule 1-02(w) of Regulation S-X that would require the filing of certain financial statements and pro forma financial information with respect to Seller.

      A copy of the Press Release announcing the completion of the acquisition of Seller is attached as Exhibit 99.1.


Item 3.02   Unregistered Sales of Equity Securities.
            ----------------------------------------

      As set forth in Item 2.01 above, Parent and Purchaser acquired a 50% membership interest in Chambers Medical, LLC, a Minnesota limited liability company, in exchange for 60,000 shares of Greatbatch common stock. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.


Item 8.01   Other Events
            ------------

      On November 16, 2007, Greatbatch issued a press release regarding the completion of the Quan Emerteq and Engineered Assemblies Corporation acquisitions, a copy of which is attached hereto as Exhibit 99.1.


Item 9.01   Financial Statements and Exhibits.
            ----------------------------------

      (a) Financial statements of a business acquired.

      As set forth in Item 2.01 above, Greatbatch has determined that Seller does not meet any of the conditions of a "significant subsidiary" for purposes of Rule 3-05(b)(2) of Regulation S-X. Accordingly, the filing of audited financial statements of Seller is not required by this item.

      (b) Pro forma financial information.

      As set forth in Item 2.01 above, Greatbatch has determined that Seller does not meet any of the conditions of a "significant subsidiary" for purposes of Rule 11-01(b)(1) of Regulation S-X. Accordingly, the filing of unaudited pro forma financial information reflecting the acquisition of Seller is not required by this item.

      (c)  Exhibits

      99.1  Press Release dated November 16, 2007.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GREATBATCH, INC.

      Date:  November 16, 2007                By: /s/ Thomas J. Mazza
                                               ---------------------------------
                                                  Thomas J. Mazza
                                                  Senior Vice President and
                                                  Chief Financial Officer